Exhibit 10.3

Accession Undertaking

This Accession Undertaking is dated 1 November 2023

Between

(1)	Citibank Europe plc, a company incorporated in Ireland (with company registration number 132781) whose registered office is at 1 North Wall Quay, Dublin 1, Republic of Ireland (the “Bank”);

(2)

Validus Reinsurance, Ltd., a company incorporated in Bermuda (with company registration number 37418) whose registered office is at Renaissance House, 12 Crow Lane, Pembroke HM 19, Bermuda (“Validus Re”); and

(3)

Validus Reinsurance (Switzerland) Ltd, a company incorporated in Switzerland (with company identification number CHE-113.164.982) whose registered office is at 6th Floor, Beethovenstrasse 33, CH-8002 Zurich, Switzerland (“Validus Switzerland” and, together with Validus Re, each an “Acceding Party” and together the “Acceding Parties”).

Whereas

(A)

Renaissance Reinsurance Ltd., RenaissanceRe Specialty U.S. Ltd., Renaissance Reinsurance U.S. Inc., and RenaissanceRe Europe AG (the “Existing Companies”) and the Bank have entered into a master agreement for issuance of payment instruments dated as of 22 March 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including pursuant to that certain Amendment to Master Agreement for Issuance of Payment Instruments, dated as of the date hereof, which became effective immediately prior to the execution and delivery of this Accession Undertaking, the “Master Agreement”);

(B)	Each Acceding Party is willing to accede to the Master Agreement and certain other Facility Documents;

(C)	Pursuant to clause 2.8(c) of the Master Agreement, the Existing Companies have consented to the accession of the Acceding Parties as Affiliated Companies; and

(D)	Each Acceding Party is an Affiliated Company and the Bank has consented to the proposal that the Acceding Parties accede to the Master Agreement and certain other Facility Documents.

It is agreed:

1.

We refer to the Master Agreement. This is an Accession Undertaking. Terms defined in the Master Agreement have the same meaning in this Accession Undertaking unless given a different meaning in this Accession Undertaking.

2.

Pursuant to clause 2.8 of the Master Agreement, the Bank and each Acceding Party agree that from the date of this Accession Undertaking, each Acceding Party accedes and becomes a party to each of the Master Agreement, the Facility Letter and the Fee Letter, each dated as of 22 March 2019, and becomes bound by the terms of, and derives rights under, each of the Master Agreement, the Facility Letter and the Fee Letter, as a Company.

3.	For the purposes of clause 2.2 of the Master Agreement, the documents and evidence to be received by the Bank are set out in this clause, each to be in form and substance acceptable to the Bank:

(a)	this Accession Undertaking duly signed and delivered by the parties to it;

(b)

evidence that each Acceding Party has the capacity and has approved the entry into this Accession Undertaking, including a resolution of the board of directors (or equivalent) of such Acceding Party (each such resolution certified by a director, the secretary or an authorised officer of such Acceding Party);

(c)	copies of the constitutional documents of each Acceding Party (each certified by a director, the secretary or an authorised officer of such Acceding Party);

(d)	specimen signatures of the persons authorised by each Acceding Party to sign this Accession Undertaking;

(e)

a general communications indemnity, governed by English law, granted by each Acceding Party in favour of the Bank including specimen signatures of the person(s) authorised to administer the Facility (including delivering Applications);

(f)	Validus Re’s latest audited financial statements and Validus Switzerland’s latest annual statutory financial statements in the form filed with the applicable insurance regulatory authority;

(g)	each Acceding Party’s latest management prepared unaudited quarterly financial statements (which for the avoidance of doubt will not include footnote disclosures);

(h)

confirmation from the Guarantor, RenaissanceRe Holdings Ltd., a Bermuda company, which shall provide that the Guarantee shall extend to the obligations of each Acceding Party referred to as an Acceding Company under the Facility Documents and which may be provided in the form of a Guarantee deed of amendment, dated as of the date hereof, by and among the Guarantor and the Bank; and

(i)	such other documents and other evidence as the Bank may reasonably require prior to the date of issuance of the first Payment Instrument in respect of each Acceding Party.

4.	Each Acceding Party’s notice and administrative details are as follows:

Address:	c/o RenaissanceRe Services (UK) Ltd.,
125 Old Broad Street, 18th Floor London, England, United Kingdom EC2N 1AR
Email:	lhr-compliance@renre.com
Fax No:	+44 (0) 20 7074 3888
Telephone:	+44 (0) 207283 2646
Attention:	Chief Counsel—Europe

5.	As from the date of this Accession Undertaking, each of the Master Agreement and this Accession Undertaking shall be read and construed as one document.

6.	Each Acceding Party confirms:

(a)	its knowledge and acceptance of the Master Agreement, the Facility Letter and the Fee Letter; and

(b)

each of the Master Agreement, Facility Letter and Fee Letter will remain in full force and effect and will continue to constitute its legal, valid and binding obligations enforceable in accordance with their terms.

7.	This Accession Undertaking and any non-contractual obligations arising out of or in connection with it are governed by English law.

8.

The provisions of clauses 1.3 (Interpretation) and 17.1 (Jurisdiction of English courts) of the Master Agreement shall be incorporated into this Accession Undertaking as if set out in full in this Accession Undertaking, and as if references in such clauses to the ‘Master Agreement’ are references to this Accession Undertaking.

9.

Without prejudice to any other mode of service allowed under any relevant law each Acceding Party (a) irrevocably appoints RenaissanceRe Services (UK) Ltd. - 18th Floor, 125 Old Broad Street, London EC2N 1AR, England, United Kingdom—attention Chief Counsel – Europe , as its agent for service of process in relation to any proceedings before the English courts in connection with any Facility Document and (b) agrees that failure by an agent for service of process to notify such Acceding Party of the process will not invalidate the proceedings concerned.

10.	This Accession Undertaking may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Accession Undertaking.

This Accession Undertaking is entered into and will take effect on the date stated at the beginning of this Accession Undertaking.

[signature pages follow]

SIGNATURE PAGES

In its capacity as the Bank

EXECUTED by
CITIBANK EUROPE PLC, acting by:

(Sign)	/s/ Niall Tuckey
Name:	Niall Tuckey
Title:	Director

Corporate details:

Jurisdiction of incorporation: Ireland

Company registration number: 132781

Registered office address: 1 North Wall Quay, Dublin 1, Republic of Ireland

Contact details:

Address: 1 North Wall Quay, Block A, 2nd Floor Dublin, Ireland

Attention: Clarissa Francis

Telephone: 00 353 1 6220125

[Signature Page to Accession Undertaking]

In its capacity as an Acceding Party,

EXECUTED by
VALIDUS REINSURANCE, LTD., acting by:

(Sign)	/s/ Matthew W. Neuber
Name:	Matthew W. Neuber
Title:	Senior Vice President & Corporate Treasurer

In its capacity as an Acceding Party,
EXECUTED by
VALIDUS REINSURANCE (SWITZERLAND) LTD, acting by:

(Sign)	/s/ Matthew W. Neuber
Name:	Matthew W. Neuber
Title:	Authorised Person

[Signature Page to Accession Undertaking]